UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 30, 2015

MGT CAPITAL INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32698	13-4148725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528

(Address of principal executive offices)

(914) 630-7431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2015 by MGT Capital Investments, Inc. (the “Company”), a wholly-owned subsidiary of the Company, MGT Sports, Inc., entered into an Asset Purchase Agreement (the “Agreement”) with Random Outcome USA Inc., a Delaware corporation (“RO”).

On June 30, 2015, MGT Sports, Inc. and RO entered into an amendment to the Agreement, which among other things: (i) extended the closing date for the transaction contemplated by the Agreement to July 15, 2015 (from June 30, 2015); (ii) modified a portion of the purchase price from a cash payment to the Company of $4,000,000 to a cash payment to the Company of $2,000,000 plus the issuance to the Company of a senior secured promissory note in the principal amount of $2,000,000, with a maturity date not to exceed 90 days from the issuance of the senior secured promissory note; and (iii) increased the number of shares under the warrant to be issued to the Company pursuant to the Agreement from 1,000,000 shares of the common stock of RO to 1,250,000 shares of the common stock of RO.

The foregoing description of the amendment to the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment to the Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Amendment to the Asset Purchase Agreement by and between MGT Sports, Inc. and Random Outcome USA Inc., dated June 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT CAPITAL INVESTMENTS, INC.

Dated: July 6, 2015	BY:	/s/ Robert B. Ladd
Robert B. Ladd, President and Chief Executive Officer